Exhibit 99

NextEra Energy Partners, LP
Media Line: 561-694-4442
Jan. 25, 2019

FOR IMMEDIATE RELEASE

NextEra Energy Partners, LP reports 2018 fourth-quarter and full-year financial results

•	Delivers 15 percent growth in per unit distributions at the top end of the range

•	Achieves 2018 growth objectives with acquisition of 1.4 gigawatts of wind and solar projects

•	Maintains outstanding growth prospects with clear visibility to support distribution growth through at least 2023

•	Enhances financing flexibility with convertible portfolio equity financing and interest rate hedge agreements

JUNO BEACH, Fla. - NextEra Energy Partners, LP (NYSE: NEP) today reported a 2018 fourth-quarter net loss attributable to NextEra Energy Partners of $22 million. For the full year 2018, NextEra Energy Partners reported net income attributable to NextEra Energy Partners of $167 million.

NextEra Energy Partners reported 2018 fourth-quarter adjusted EBITDA of $165 million, representing a decrease of $35 million, compared to the fourth-quarter of 2017. For the fourth quarter of 2018, cash available for distribution (CAFD) was $44 million, representing a decrease of $33 million, compared to the fourth-quarter of 2017. The decline in both fourth-quarter 2018 adjusted EBITDA and CAFD was primarily driven by the sale of the partnership's Canadian portfolio, with those assets not replaced until the late December closing on the 1.4-gigawatt (GW) wind and solar portfolio acquisition.

NextEra Energy Partners reported full-year 2018 adjusted EBITDA of $881 million, representing growth of approximately 18 percent year-over-year. For the full year 2018, CAFD was $339 million, representing growth of approximately 36 percent year-over-year. The increase in both full-year adjusted EBITDA and CAFD was primarily driven by growth of the underlying portfolio.

NextEra Energy Partners' management uses adjusted EBITDA and CAFD, which are non-GAAP financial measures, internally for financial planning, analysis of performance and reporting of results to the board of directors. NextEra Energy Partners also uses these measures when communicating its financial results and earnings outlook to analysts and investors. The attachments to this news release include a reconciliation of historical adjusted EBITDA and CAFD to net income, which is the most directly comparable GAAP measure.

"NextEra Energy Partners had a terrific year of execution, delivering on its growth objectives for adjusted EBITDA, CAFD and limited partner unitholder distributions, while outperforming both the S&P 500 Index and other yieldcos by 7 percent on average," said Jim Robo, chairman and chief executive officer. "In 2018, NextEra Energy Partners recycled the proceeds from the sale of the partnership's portfolio of Canadian wind and solar projects into a higher-yielding U.S. portfolio that benefits from a more favorable U.S. tax position. The acquisition of this approximately 1.4-gigawatt renewable portfolio from NextEra Energy Resources further enhances the diversity of the partnership's existing assets. The transaction was financed through a combination of the Canadian asset sale proceeds and a $750 million convertible equity portfolio financing with BlackRock Global Energy & Power Infrastructure, which further demonstrates NextEra Energy Partners' ability to access additional low-cost sources of capital to finance its growth. NextEra Energy Partners' growth visibility, along with its flexibility to finance that growth without a need to sell common equity until 2020 at the earliest other than modest issuances under the at-the-market program, offers unitholders an attractive investor value proposition. We look forward to continuing to deliver against NextEra Energy Partners' strategic and growth initiatives in 2019 and beyond."

In late December 2018, NextEra Energy Partners completed the acquisition of approximately 1.4 GW of geographically diverse wind and solar projects from a subsidiary of NextEra Energy Resources, LLC. The partnership financed the $1.275 billion cash purchase price through a combination of the proceeds from the sale earlier in 2018 of its Canadian assets and the $750 million convertible equity portfolio financing with a fund managed by BlackRock Global Energy & Power Infrastructure. In the third quarter, the partnership announced the execution of a long-term contract that is expected to enable NextEra Energy Partners to invest approximately $115 million in the Texas pipelines. The project, which is subject to regulatory approvals, is expected to be in-service during the fourth quarter of 2020.

Quarterly distribution declaration
The board of directors of NextEra Energy Partners declared a quarterly distribution of $0.4650 per common unit (corresponding to an annualized rate of $1.86 per common unit) to the unitholders of NextEra Energy Partners. The annualized rate of $1.86 represents a 15 percent increase from the comparable annualized rate in 2017. The distribution will be payable on Feb. 14, 2019, to unitholders of record as of Feb. 6, 2019.

At-the-market equity issuance program
During 2018, NextEra Energy Partners raised $85 million by issuing approximately 1.8 million limited partner common units under its at-the-market equity issuance program.

Outlook
From an updated base of its fourth-quarter 2018 distribution per common unit at an annualized rate of $1.86, NextEra Energy Partners continues to expect 12 to 15 percent per year growth in limited partner distributions as being a reasonable range of expectations through at least 2023. The partnership expects the annualized rate of the fourth-quarter 2019 distribution, which is payable in February 2020, to be in a range of $2.08 to $2.14 per common unit.

Absent any impact from a potential PG&E bankruptcy filing, the NextEra Energy Partners portfolio ended the year with adjusted EBITDA and CAFD run rates in line with the expectations previously shared for Dec. 31, 2018, reflecting calendar year 2019 expectations for the forecasted portfolio at year-end 2018. The partnership's previously announced Dec. 31, 2019, run-rate expectations, reflecting calendar year 2019 expectations for the forecasted portfolio at year-end 2019, remain unchanged with adjusted EBITDA at $1.2 billion to $1.375 billion and CAFD of $410 million to $480 million. These expectations include the impact of expected incentive distribution rights fees, as these fees are treated as an operating expense.

Adjusted EBITDA, CAFD and limited partner distribution expectations assume, among other things, normal weather and operating conditions, public policy support for wind and solar development and construction, market demand and transmission expansion support for wind and solar development, market demand for pipeline capacity and access to capital at reasonable cost and terms. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results. Adjusted EBITDA and CAFD do not represent substitutes for net income, as prepared in accordance with GAAP. The adjusted EBITDA and CAFD run-rate expectations have not been reconciled to GAAP net income because NextEra Energy Partners did not prepare estimates of the effect of forecasted acquisitions on certain GAAP line items that would be necessary to provide a forward-looking estimate of GAAP net income, and the information necessary to provide such a forward-looking estimate is not available without unreasonable effort.

As previously announced, NextEra Energy Partners' 2018 fourth-quarter and full-year earnings conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the 2018 fourth-quarter and full-year financial results for NextEra Energy, Inc. (NYSE: NEE). The webcast will be available on the website of NextEra Energy Partners by accessing the following link: www.NextEraEnergyPartners.com. The news release and the slides accompanying the presentation may be downloaded at www.NextEraEnergyPartners.com, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE). NextEra Energy Partners acquires, manages and owns contracted clean energy projects with stable, long-term cash flows. Headquartered in Juno Beach, Florida, NextEra Energy Partners owns interests in wind and solar projects in the U.S., as well as natural gas infrastructure assets in Texas. The renewable energy projects are contracted, use industry-leading technology and are located in regions that are favorable for generating energy from the wind and sun. The seven natural gas pipelines in the portfolio are all strategically located, serving power producers and municipalities in South Texas, processing plants and producers in the Eagle Ford Shale, and commercial and industrial customers in the Houston area. The NET Mexico Pipeline, the largest pipeline in the portfolio, provides a critical source of natural gas transportation for low-cost, U.S.-sourced shale gas to Mexico. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (together with its subsidiaries, NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP’s control. Forward-looking statements in this news release include, among others, statements concerning adjusted EBITDA, cash available for distributions (CAFD) and unit distribution expectations, as well as statements concerning NEP's future operating performance and financing needs. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP’s actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties could require NEP to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: NEP has a limited operating history and its projects include renewable energy projects that have a limited operating history. Such projects may not perform as expected; NEP's ability to make cash distributions to its unitholders is affected by wind and solar conditions at its renewable energy projects; NEP's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather; Operation and maintenance of renewable energy projects involve significant risks that could result in unplanned power outages, reduced output, personal injury or loss of life; Natural gas gathering and transmission activities involve numerous risks that may result in accidents or otherwise affect the Texas pipelines’ operations; NEP depends on certain of the renewable energy projects and pipelines in its portfolio for a substantial portion of its anticipated cash flows; NEP is pursuing the expansion of natural gas pipelines in its portfolio that will require up-front capital expenditures and expose NEP to project development risks; NEP's ability to maximize the productivity of the Texas pipeline business and to complete potential pipeline expansion projects is dependent on the continued availability of natural gas production in the Texas pipelines’ areas of operation; Terrorist or similar attacks could impact NEP's projects, pipelines or surrounding areas and adversely affect its business; The ability of NEP to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. NEP's insurance coverage does not insure against all potential risks and it may become subject to higher insurance premiums; Warranties provided by the suppliers of equipment for NEP's projects may be limited by the ability of a supplier to satisfy its warranty obligations, or by the terms of the warranty, so the warranties may be insufficient to compensate NEP for its losses; Supplier concentration at certain of NEP's projects may expose it to significant credit or performance risks; NEP relies on interconnection, transmission and other pipeline facilities of third parties to deliver energy from its renewable energy projects and to transport natural gas to and from the Texas pipelines. If these facilities become unavailable, NEP's projects and pipelines may not be able to operate, deliver energy or become partially or fully available to transport natural gas; NEP's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations, compliance with which may require significant capital expenditures, increase NEP’s cost of operations and affect or limit its business plans; NEP's renewable energy projects may be adversely affected by legislative changes or a failure to comply with applicable energy regulations; A change in the jurisdictional characterization of some of the Texas pipeline entities' assets, or a change in law or regulatory policy, could result in increased regulation of these assets, which could have a material adverse effect on NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP may incur significant costs and liabilities as a result of pipeline integrity management program testing and any necessary pipeline repair or preventative or remedial measures; The Texas pipelines’ operations could incur significant costs if the Pipeline and Hazardous Materials Safety Administration or the Railroad Commission of Texas adopts more stringent regulations; Petroleos Mexicanos (Pemex) may claim certain immunities under the Foreign Sovereign Immunities Act and Mexican law, and the Texas pipeline entities' ability to sue or recover from Pemex for breach of contract may be limited and may be exacerbated if there is a deterioration in the economic relationship between the U.S. and Mexico; NEP does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or leaseholders that have rights that are superior to NEP's rights or the U.S. Bureau of Land Management suspends its federal rights-of-way grants; NEP is subject to risks associated with litigation or administrative proceedings that could materially impact its operations, including, but not limited to, proceedings related to projects it acquires in the future; NEP's cross-border operations require NEP to comply with anti-corruption laws and regulations of the U.S. government and non-U.S. jurisdictions; NEP is subject to risks associated with its ownership or acquisition of projects or pipelines that remain under construction, which could result in its inability to complete construction projects on time or at all, and make projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of customers and is exposed to the risk that they are unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; NEP may not be able to extend, renew or replace expiring or terminated power purchase agreements (PPA) and natural gas transportation agreements at favorable rates or on a long-term basis; If the energy production by or availability of NEP's U.S. renewable energy projects is less than expected, they may not be able to satisfy minimum production or availability obligations under the U.S. Project Entities’ PPAs; NEP's growth strategy depends on locating and acquiring interests in additional projects consistent with its business strategy at favorable prices; NextEra Energy Operating Partners’ (NEP OpCo) partnership agreement requires that it distribute its available cash, which could limit NEP’s ability to grow and make acquisitions; Lower prices for other fuel sources may reduce the demand for wind and solar energy; Reductions in demand for natural gas in the United States or Mexico and low market prices of natural gas could materially adversely affect the Texas pipelines’ operations and cash flows; Government laws, regulations and policies providing incentives and subsidies for clean energy could be changed, reduced or eliminated at any time and such changes may negatively impact NEP's growth strategy; NEP's growth strategy depends on the acquisition of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; Acquisitions of existing clean energy projects involve numerous risks; Renewable energy procurement is subject to U.S. state regulations, with relatively irregular, infrequent and often competitive procurement windows; NEP may continue to acquire other sources of clean energy and may expand to include other types of assets. Any further acquisition of non-renewable energy projects may present unforeseen challenges and result in a competitive disadvantage relative to NEP's more-established competitors; NEP faces substantial competition primarily from regulated utilities, developers, independent power producers, pension funds and private equity funds for opportunities in North America; The natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect NEP's business; NEP may not be able to access sources of capital on commercially reasonable terms, which would have a material adverse effect on its ability to consummate future acquisitions; Restrictions in NEP and its subsidiaries' financing agreements could adversely affect NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP's cash distributions to its unitholders may be reduced as a result of restrictions on NEP's subsidiaries’ cash distributions to NEP under the terms of their indebtedness; NEP's subsidiaries’ substantial amount of indebtedness may adversely affect NEP's ability to operate its business, and its failure to comply with the terms of its subsidiaries' indebtedness could have a material adverse effect on NEP's financial condition; Currency exchange rate fluctuations may affect NEP's operations; NEP is exposed to risks inherent in its use of interest rate swaps; Under the cash sweep and credit support agreement, NEP receives credit support from NEE and its affiliates. NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NextEra Energy Resources, LLC (NEER) or one of its affiliates is permitted to borrow funds received by NEP's subsidiaries and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NEP OpCo. NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER’s performance of its obligations to return all or a portion of these funds; NEP may not be able to consummate future acquisitions; NEER's right of first refusal may adversely affect NEP's ability to consummate future sales or to obtain favorable sale terms; NextEra Energy Partners GP, Inc. (NEP GP) and its affiliates may have conflicts of interest with NEP and have limited duties to NEP and its unitholders; NEP GP and its affiliates and the directors and officers of NEP are not restricted in their ability to compete with NEP, whose business is subject to certain restrictions; NEP may only terminate the Management Services Agreement among, NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and NextEra Energy Operating Partners GP, LLC (NEP OpCo GP) under certain specified conditions; If the agreements with NEE Management or NEER are terminated, NEP may be unable to contract with a substitute service provider on similar terms; NEP's arrangements with NEE limit NEE’s potential liability, and NEP has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; If NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the IDR fee; Holders of NEP’s units may be subject to voting restrictions; NEP’s partnership agreement replaces the fiduciary duties that NEP GP and NEP’s directors and officers might have to holders of its common units with contractual standards governing their duties; NEP’s partnership agreement restricts the remedies available to holders of NEP's common units for actions taken by NEP’s directors or NEP GP that might otherwise constitute breaches of fiduciary duties; Certain of NEP’s actions require the consent of NEP GP; Holders of NEP's common units and preferred units currently cannot remove NEP GP without NEE’s consent; NEE’s interest in NEP GP and the control of NEP GP may be transferred to a third party without unitholder consent; The IDR fee may be assigned to a third party without unitholder consent; NEP may issue additional units without unitholder approval, which would dilute unitholder interests; Reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on NEP's behalf will reduce cash distributions to or from NEP OpCo and from NEP to NEP's unitholders, and the amount and timing of such reimbursements and fees will be determined by NEP GP and there are no limits on the amount that NEP OpCo may be required to pay; Discretion in establishing cash reserves by NEP OpCo GP may reduce the amount of cash distributions to unitholders; NEP OpCo can borrow money to pay distributions, which would reduce the amount of credit available to operate NEP's business; Increases in interest rates could adversely impact the price of NEP's common units, NEP's ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions to its unitholders; The price of NEP's common units may fluctuate significantly and unitholders could lose all or part of their investment; The liability of holders of NEP's common units, which represent limited partnership interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP's business; Unitholders may have liability to repay distributions that were wrongfully distributed to them; Provisions in NEP’s partnership agreement may discourage or delay an acquisition of NEP that NEP unitholders may consider favorable, which could decrease the value of NEP's common units, and could make it more difficult for NEP unitholders to change the board of directors; The board of directors, a majority of which may be affiliated with NEE, decides whether to retain separate counsel, accountants or others to perform services for NEP; The New York Stock Exchange does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; Any issuance of preferred units will dilute common unitholders’ ownership in NEP and may decrease the amount of cash available for distribution for each common unit; The preferred units have rights, preferences and privileges that are not held by, and will be preferential to the rights of, holders of the common units; NEP's future tax liability may be greater than expected if NEP does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of NEP's tax positions; NEP's ability to use NOLs to offset future income may be limited; NEP will not have complete control over NEP's tax decisions; A valuation allowance may be required for NEP's deferred tax assets; Distributions to unitholders may be taxable as dividends; NEP discusses these and other risks and uncertainties in its annual report on Form 10-K for the year ended December 31, 2017 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NEP undertakes no obligation to update any forward-looking statements.

NEXTERA ENERGY PARTNERS, LP
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions, except per unit amounts)
PRELIMINARY

	Three Months Ended December 31,
	2018	2017(a)
OPERATING REVENUES
Renewable energy sales	$101	$146
Texas pipelines service revenue	54	51
Total operating revenues	155	197
OPERATING EXPENSES
Operations and maintenance	67	70
Depreciation and amortization	51	57
Taxes other than income taxes and other	6	5
Total operating expenses	124	132
OPERATING INCOME	31	65
OTHER INCOME (DEDUCTIONS)
Interest expense	(155)	(44)
Benefits associated with differential membership interests - net	—	36
Equity in earnings of equity method investee	2	2
Equity in losses of non-economic ownership interests	(10)	(1)
Other - net	8	—
Total other income (deductions) - net	(155)	(7)
INCOME (LOSS) BEFORE INCOME TAXES	(124)	58
INCOME TAXES	(7)	114
NET LOSS	(117)	(56)
Net income attributable to preferred distributions	(6)	(3)
Net (income) loss attributable to noncontrolling interests(b)	101	(32)
NET INCOME (LOSS) ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$(22)	$(91)

Weighted average number of common units outstanding - basic	56.1	54.3
Weighted average number of common units outstanding - assuming dilution	75.8	54.3
Earnings (loss) per common unit attributable to NextEra Energy Partners, LP - basic	$(0.39)	$(1.67)
Earnings (loss) per common unit attributable to NextEra Energy Partners, LP - assuming dilution	$(0.39)	$(1.67)
__________________________

(a)	Prior-period financial information has been retrospectively adjusted to include the adoption of an accounting standards update related to leases.

(b)	The calculation of net income attributable to noncontrolling interest includes the pre-acquisition net income of the common control acquisitions.

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Loss to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

	Three Months Ended December 31,
	2018	2017(a)
Net loss	$(117)	$(56)
Add back:
Depreciation and amortization	51	57
Interest expense	155	44
Income taxes	(7)	114
Tax credits	68	70
Benefits associated with differential membership interests	—	(36)
Adjustment for pre-acquisition financial results(b)	—	(7)
Equity in losses of non-economic ownership interests	10	1
Post-acquisition depreciation and interest expense included within equity in earnings of equity method investee	12	11
Other	(7)	2
Adjusted EBITDA	$165	$200
Tax credits	(68)	(70)
Other - net	(2)	(2)
Cash available for distribution before debt service payments	$95	$128
Cash interest paid	(25)	(27)
Debt repayment	(26)	(24)
Cash available for distribution	$44	$77
__________________________

(a)	Prior-period financial information has been retrospectively adjusted to include the adoption of an accounting standards update related to leases.

(b)	Elimination of the historical financial results of the common control acquisitions prior to their respective acquisition dates.

NEXTERA ENERGY PARTNERS, LP
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions, except per unit amounts)
PRELIMINARY

	Years Ended December 31,
	2018	2017(a)
OPERATING REVENUES
Renewable energy sales	$551	$613
Texas pipelines service revenue	220	194
Total operating revenues	771	807
OPERATING EXPENSES
Operations and maintenance	257	248
Depreciation and amortization	203	226
Taxes other than income taxes and other	21	21
Loss (gain) on disposal of Canadian Holdings	(153)	—
Total operating expenses	328	495
OPERATING INCOME	443	312
OTHER INCOME (DEDUCTIONS)
Interest expense	(248)	(199)
Benefits associated with differential membership interests - net	—	119
Equity in earnings of equity method investee	41	40
Equity in earnings (losses) of non-economic ownership interests	15	11
Other - net	22	(2)
Total other income (deductions) - net	(170)	(31)
INCOME BEFORE INCOME TAXES	273	281
INCOME TAXES	6	167
NET INCOME	267	114
Net income attributable to preferred distributions	(25)	(3)
Net income attributable to noncontrolling interests(b)	(75)	(175)
NET INCOME (LOSS) ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$167	$(64)

Weighted average number of common units outstanding - basic	54.9	54.2
Weighted average number of common units outstanding - assuming dilution	74.6	54.2
Earnings per common unit attributable to NextEra Energy Partners, LP - basic	$3.05	$(1.18)
Earnings per common unit attributable to NextEra Energy Partners, LP - assuming dilution	$2.91	$(1.18)
__________________________

(a)	Prior-period financial information has been retrospectively adjusted to reflect the adoption of an accounting standards update related to leases.

(b)	The calculation of net income attributable to noncontrolling interest includes the pre-acquisition net income of the common control acquisitions.

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

	Years Ended December 31,
	2018	2017(a)
Net income	$267	$114
Add back:
Depreciation and amortization	203	226
Interest expense	248	199
Income taxes	6	167
Tax credits	271	213
Gain on disposal of Canadian Holdings and related foreign currency hedge	(162)	—
Benefits associated with differential membership interests	—	(119)
Adjustment for pre-acquisition financial results(b)	—	(73)
Payment of Jericho receivable	30	—
Equity in earnings of non-economic ownership interests	(15)	(11)
Post-acquisition depreciation and interest expense included within equity in earnings of equity method investee	49	32
Other	(16)	(2)
Adjusted EBITDA	$881	$746
Tax credits	(271)	(213)
Other - net	(15)	(3)
Cash available for distribution before debt service payments	$595	$530
Cash interest paid	(187)	(170)
Debt repayment	(69)	(111)
Cash available for distribution	$339	$249
__________________________

(a)	Prior-period financial information has been retrospectively adjusted to reflect the adoption of an accounting standards update related to leases.

(b)	Elimination of the historical financial results of the common control acquisitions prior to their respective acquisition dates.

NEXTERA ENERGY PARTNERS, LP
CONSOLIDATED BALANCE SHEETS
(millions)
PRELIMINARY

	December 31,
	2018	2017(a)
ASSETS
Current assets:
Cash and cash equivalents	$147	$154
Accounts receivable	80	85
Due from related parties	68	88
Restricted cash	8	25
Other current assets	37	46
Total current assets	340	398
Non-current assets:
Property, plant and equipment - net	6,770	6,197
Deferred income taxes	108	181
Investment in equity method investee	214	218
Investments in non-economic ownership interests	20	11
Intangible assets - customer relationships	644	661
Intangible assets - PPAs	617	7
Goodwill	584	628
Other non-current assets	108	124
Total non-current assets	9,065	8,027
TOTAL ASSETS	$9,405	$8,425
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$10	$26
Due to related parties	45	45
Current portion of long-term debt	707	99
Accrued interest	31	39
Accrued property taxes	19	12
Other current liabilities	47	55
Total current liabilities	859	276
Non-current liabilities:
Long-term debt	2,728	4,218
Deferral related to differential membership interests	—	1,442
Deferred income taxes	12	63
Asset retirement obligation	95	81
Non-current due to related party	34	21
Other non-current liabilities	139	100
Total non-current liabilities	3,008	5,925
TOTAL LIABILITIES	3,867	6,201
COMMITMENTS AND CONTINGENCIES
EQUITY
Common units (56.1 and 54.3 units issued and outstanding, respectively)	1,804	1,641
Preferred units (14.0 and 14.0 units issued and outstanding, respectively)	548	548
Accumulated other comprehensive income (loss)	(6)	1
Noncontrolling interests	3,192	34
TOTAL EQUITY	5,538	2,224
TOTAL LIABILITIES AND EQUITY	$9,405	$8,425
____________________

(a)	Prior-period financial information has been retrospectively adjusted to include the adoption of an accounting standards update related to leases.

NEXTERA ENERGY PARTNERS, LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
PRELIMINARY

	Years Ended December 31,
	2018	2017(a)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$267	$114
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	203	226
Change in value of derivative contracts	65	11
Deferred income taxes	23	162
Benefits associated with differential membership interests - net	—	(119)
Equity in earnings of equity method investee, net of distributions received	8	7
Equity in earnings of non-economic ownership interests	(15)	(11)
Gain on disposal of Canadian Holdings	(153)	—
Other - net	(9)	11
Changes in operating assets and liabilities:
Accounts receivable	(21)	1
Other current assets	8	(7)
Other non-current assets	6	(3)
Accounts payable and accrued expenses	2	6
Due to related parties	—	1
Other current liabilities	(13)	28
Payment of acquisition holdback	—	(14)
Other non-current liabilities	(9)	—
Net cash provided by operating activities	362	413
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(25)	(349)
Proceeds from the sale of Canadian Holdings	517	—
Proceeds from CITCs	3	77
Acquisition of membership interest in subsidiaries - net	(1,283)	(1,074)
Payments from (to) related parties under CSCS agreement - net	21	(22)
Other	4	—
Net cash used in investing activities	(763)	(1,368)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common units - net	86	—
Proceeds from issuance of preferred units - net	—	548
Issuances of long-term debt	750	1,880
Retirements of long-term debt	(983)	(1,185)
Deferred financing costs	—	(24)
Capped call transaction including fees	—	(13)
Partners/Members' contributions	36	316
Partners/Members' distributions	(281)	(307)
Preferred unit distributions	(22)	—
Proceeds on sale of noncontrolling interest in certain NEP OpCo subsidiaries	750	—
Proceeds from differential membership investors	56	33
Payments to differential membership investors	(21)	(25)
Change in amounts due to related parties	—	(78)
Payment of acquisition holdback	—	(186)
Net cash provided by financing activities	371	959
Effect of exchange rate changes on cash	(2)	3
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(32)	7
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - BEGINNING OF YEAR	198	191
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - END OF YEAR	$166	$198
___________________

(a)	Prior-period financial information has been retrospectively adjusted to include the adoption of an accounting standards update related to leases.